Exhibit 99.1

Pattern Energy Group Inc. Completes US$352 Million Initial Public Offering

San Francisco, CA October 2, 2013 – Pattern Energy Group Inc. (NASDAQ: PEGI; TSX: PEG) (the “Company”) announced today the closing of its initial public offering of 16,000,000 shares of its Class A common stock (the “Class A Shares”) at a price of US$22.00 per share resulting in gross proceeds of US$352.0 million. The Company intends to use the net proceeds of approximately US$318.6 million from the offering as partial consideration for its initial portfolio of wind assets that will be contributed to the Company by Pattern Energy Group LP (“PEG LP”) in connection with the completion of the offering, to repay the outstanding indebtedness under the Company’s revolving credit facility and the remainder for working capital and general corporate purposes.

The Class A Shares are listed on the NASDAQ Global Market and the Toronto Stock Exchange under the ticker symbol “PEGI” and “PEG”, respectively.

The offering was made through a syndicate of underwriters led by BMO Capital Markets, RBC Capital Markets and Morgan Stanley as joint book-running managers. BofA Merrill Lynch acted as bookrunner and CIBC, Scotiabank, Wells Fargo Securities, Canaccord Genuity and Raymond James acted as co-managers for the offering.

In addition, PEG LP, the selling stockholder named in the registration statement and prospectus related to the offering, has granted the underwriters a 30-day option from the date hereof to purchase up to an additional 2,400,000 Class A Shares at the initial public offering price. If the underwriters exercise their option to purchase these additional Class A Shares from PEG LP, the Company will not receive any proceeds from the sale of such additional shares.

A registration statement relating to the offering has been filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The registration statement is available on the SEC’s website at www.sec.gov under the Company’s profile.

The Company has filed and obtained a receipt for a final prospectus for the offering from the securities regulatory authorities in each of the provinces and territories of Canada. A copy of the supplemented PREP prospectus containing pricing information and other important information relating to the Class A Shares may be obtained from the underwriters at the addresses set out below and is available on the SEDAR website at www.sedar.com under the Company’s profile.

A copy of the U.S. prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, related to the offering has been filed with the SEC and may be obtained from: BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Times Square, New York, NY 10036, or by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com; RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Prospectus Department, or by telephone at (866) 375-6829 or by email at syndicateops@rbccm.com; or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by telephone at (866) 718-1649 or by email at prospectus@morganstanley.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Class A Shares, nor shall there be any sale of such shares in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the anticipated use of proceeds. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC and applicable Canadian securities regulatory authorities in connection with the Company’s initial public offering. The risk factors and other factors noted in the prospectus could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

Contacts

Investor Relations

Ross Marshall

T: (416) 526-1563

E: rmarshall@tmxequicom.com

Media Relations

Matt Dallas

T: (917) 363-1333

E: matt.dallas@patternenergy.com